EX-99.906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

William K. Smith, President, and Kathleen S. Smith, Chairman of the Board, Treasurer, of the Renaissance Capital Greenwich Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                                                             Chairman of the Board, Treasurer

Renaissance Capital Greenwich Funds                                          Renaissance Capital Greenwich Funds

/s/ William K. Smith                                                                          /s/ Kathleen S. Smith

William K. Smith                                                                                 Kathleen S. Smith

Date: November 21, 2019                                                                 Date: November 21, 2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Renaissance Capital Greenwich Funds and will be retained by the Renaissance Capital Greenwich Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.